UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D. C. 20549


                                     FORM 8-K


                                  CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report : December 12, 2013


WFRBS Commercial Mortgage Trust 2012-C9
(Exact name of issuing entity as specified in its charter)


RBS Commercial Funding Inc.
(Exact name of depositor as specified in its charter)


Wells Fargo Bank, N.A.
The Royal Bank of Scotland plc
Liberty Island Group I LLC
C-III Commercial Mortgage LLC
Basis Real Estate Capital II, LLC
(Exact name of sponsor(s) as specified in its charter)


New York                       333-177891-02              38-3887015
(State or other                (Commission                38-3887016
jurisdiction                   File Number)               38-3887017
of Incorporation)                                         38-7064515
                                                       (IRS Employer
                                                 Identification No.)


c/o Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD                                         21045
(Address of principal executive offices)            (Zip Code)


Telephone number, including area code:  (410) 884-2000


Not applicable
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))


Section 6 - Asset-Backed Securities

Item 6.02  Change of Servicer or Trustee.

Pursuant to Section 6.05(a) of the pooling and servicing agreement (the "Pooling and Servicing Agreement") relating to the issuing entity known as WFRBS Commercial Mortgage Trust 2012-C9 (the "Trust"), LNR Securities Holdings, LLC, as Majority Subordinate Certificateholder (as defined in the Pooling and Servicing Agreement), has removed Midland Loan Services, a Division of PNC Bank, National Association ("Midland"), as special servicer, and replaced them with LNR Partners, LLC ("LNR Partners"), as special servicer. The removal of Midland and the appointment of LNR Partners was effective as of December 12, 2013.

Pursuant to Section 6.05(a) of the Pooling and Servicing Agreement, during a Subordinate Control Period (as defined in the Pooling and Servicing Agreement), the Majority Subordinate Certificateholder, or the Subordinate Class Representative (as defined in the Pooling and Servicing Agreement) on its behalf, has the right to terminate the existing special servicer, with or without cause, and appoint a successor special servicer under the Pooling and Servicing Agreement.

LNR Partners, is a Florida limited liability company and a subsidiary of LNR Property LLC ("LNR"), a Delaware limited liability company. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

* acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

* investing in high-yielding real estate loans, and

* investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 137 as of August 31, 2013. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion;
(e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion; (g) 143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion; (h) 138 domestic CMBS pools as of December 31, 2008 with a then current face value in excess of $210 billion; (i) 136 domestic CMBS pools as of December 31, 2009 with a then current face value in excess of $191 billion; (j) 144 domestic CMBS pools as of December 31, 2010 with a then current face value in excess of $201 billion; (k) 140 domestic CMBS pools as of December 31, 2011 with a then current face value in excess of $176 billion; (l) 131 domestic CMBS pools as of December 31, 2012 with a then current face value in excess of $136 billion; and (m) 137 domestic CMBS pools as of August 31, 2013 with a then current face value in excess of $131 billion. Additionally, LNR Partners has resolved approximately $50.1 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012 and $4.5 billion for the 8 months ended August 31, 2013.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, California, New York and North Carolina and in England and Germany. As of June 2013, LNR Partners had approximately 229 employees responsible for the special servicing of commercial real estate assets. As of August 31, 2013, LNR Partners and its affiliates specially service a portfolio, which included over 10,200 assets in the 50 states, the District of Columbia, and various international properties with a then current face value of approximately $131.5 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2012-C9 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Standard & Poor's Rating Services and is rated "CSS1-" by Fitch Ratings, Inc.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the certificates. Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the Certificateholders.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, has acquired an interest in one or more classes of the series 2012-C9 certificates. Otherwise, except as disclosed herein and for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee and certificate administrator, any originator, any significant obligor, the master servicer or the senior trust advisor, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in the prospectus supplement, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from this securitization transaction - between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee and certificate administrator, any originator, any significant obligor, the master servicer or the senior trust advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the certificates.

A description of the material terms of the Pooling and Servicing Agreement regarding the special servicing of the mortgage loans held by the Trust and the special servicer's duties regarding such mortgage loans, including limitations on the special servicer's liability under the PSA and terms regarding the special servicer's removal, replacement, resignation or transfer, is included in the Prospectus Supplement (SEC File Number 333-177891-02) filed with the Securities and Exchange Commission on October 30, 2012 pursuant to Rule 424(b)(5) in the section captioned "The Pooling and Servicing Agreement." A copy of the Pooling and Servicing Agreement has been filed as Exhibit 4.1 to the Form 8-K filed by the Trust with the Securities and Exchange Commission on March 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


RBS Commercial Funding Inc.
(Depositor)

/s/ Jim Barnard
Jim Barnard, Director

Date: December 18, 2013